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                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration Number 333-12617



         Supplement to Prospectus Supplement dated October 28, 1998

                                 $200,000,000

                 THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                   6 3/8% Senior Notes due November 1, 2008

                                  ----------

     The information set forth in this Prospectus Supplement replaces certain information appearing on page S-9 of the Prospectus Supplement dated
October 28, 1998, as set forth below.

     The first sentence of the second paragraph under the section entitled "General" reads as follows:

     The Notes will bear interest at the rate of 6 3/8% per annum, from November 2, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on May 1 and November 1, commencing May 1, 1999, to the persons in whose names such Notes are registered at the close of business on April 15 and October 15, as the case may be, next preceding such May 1 and November 1.


October 30, 1998